EXHIBIT 11.1

                STANDARD MANAGEMENT CORPORATION

     STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
  (Unaudited, Dollars in Thousands, Except Per Share Amounts)

                                                                                      Three Months Ended
                                                                                           March 31,
                                                                                   -------------------------
                                                                                      1996            1995
                                                                                   ---------       ---------

PRIMARY

Shares outstanding, beginning of period                                            4,957,548       5,039,481
Weighted average shares issued (purchased) during the period:
     Treasury stock purchased                                                       (221,316)         (3,672)
     Common equivalent shares related to:
          Stock warrants at average market price                                           0               0
          Stock options at average market price                                            0               0
          Net issuable shares for modified treasury stock method
                (after assumed buyback of 20% of outstanding stock
                options and warrants)                                              1,045,620               0
                                                                                   ---------       ---------
Weighted average primary shares outstanding                                        5,781,852       5,035,809
                                                                                   =========       =========

Income before extraordinary gain on early redemption of preferred  stock and
     preferred stock dividends as reported                                         $   2,665       $     286
Reduction in interest expense and increase in short-term investment
        income for modified treasury stock method                                        131               0
                                                                                   ---------       ---------
                                                                                       2,796             286
Extraordinary gain on early redemption of preferred stock                                101               0
                                                                                   ---------       ---------
Net income (as adjusted)                                                               2,897             286
Preferred stock dividends as reported                                                    (46)              0
Preferred stock dividends reduction for modified stock method                             46               0
                                                                                   ---------       ---------
Earnings available to common shareholders (as adjusted)                            $   2,897       $     286
                                                                                   =========       =========

Earnings Per Share:
        Income before extraordinary gain on early redemption of
             preferred stock and preferred stock dividends                         $     .48       $     .06
        Extraordinary gain on early redemption of preferred stock                        .02               0
                                                                                   ---------       ---------
        Net income                                                                       .50             .06
        Preferred stock dividend                                                           0               0
                                                                                   ---------       ---------
Earnings available to common shareholders                                          $     .50       $     .06
                                                                                   =========       =========
FULLY DILUTED <F1>

Weighted average primary shares outstanding                                        5,781,852       5,035,809

Incremental common equivalent shares:
     Related to options and warrants using the period-end market price,
     if higher than average market price                                                   0         135,388
                                                                                   ---------       ---------
Weighted average fully diluted shares outstanding                                  5,781,852       5,171,197
                                                                                   =========       =========
Income before extraordinary gain on early redemption of preferred stock
     and preferred stock dividends as reported                                     $   2,665       $     286
Reduction in interest expense and increase in short-term investment income
     for modified treasury stock method                                                  125               0
                                                                                   ---------       ---------
                                                                                       2,790             286
Extraordinary gain on early redemption of preferred stock                                101               0
                                                                                   ---------       ---------
Net income (as adjusted)                                                               2,891             286
Preferred stock dividends as reported                                                    (46)              0
Preferred stock dividends reduction for modified stock method                             46               0
                                                                                   ---------       ---------
Earnings available to common shareholders (as adjusted)                            $   2,891       $     286
                                                                                   =========       =========

Earnings Per Share:
     Income before extraordinary gain on early redemption of
          preferred stock and preferred stock dividends                            $     .48       $     .06
     Extraordinary gain on early redemption of preferred stock                           .02               0
                                                                                   ---------       ---------
     Net income                                                                          .50             .06
     Preferred stock dividend                                                              0               0
                                                                                   ---------       ---------
Earnings available to common shareholders                                          $     .50       $     .06
                                                                                   =========       =========
<FN1>    This calculation is submitted in accordance with the Securities Exchange Act of 1934
         Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion
         No. 15 because it results in dilution of less than 3%.